Exhibit 10.17

The liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this instrument and the rights and obligations evidenced hereby with respect to such liens and security interests are subject to the provisions of that certain Intercreditor Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, referred to in this paragraph as the “Intercreditor Agreement”), dated as of August 31, 2021 between BMO BANK N.A., in its capacity as the ABL Agent (including its successors and assigns from time to time), and SPP CREDIT ADVISORS LLC, in its capacity as the Term Loan Agent (including its successors and assigns from time to time), and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control, and each party to hereto hereby acknowledges that it is bound by the provisions of the Intercreditor Agreement.

LIMITED GUARANTY AND PLEDGE AGREEMENT

THIS LIMITED GUARANTY AND PLEDGE AGREEMENT (this “Agreement”), dated as of January [•], 2024, is entered into by and between Atlantic International Corp., a Delaware corporation (formerly known as SeqLL Inc.)(“Pledgor”) and SPP CREDIT ADVISORS LLC, in its capacity as agent for the Secured Parties (as defined in the Loan Agreement referred to below) (in such capacity, together with its successors and assigns in such capacity, the “Agent”). All capitalized terms not otherwise defined herein shall have the same meaning attributed to such terms in the Loan Agreement.

WITNESSETH:

WHEREAS, on the date hereof, Pledgor owns those issued and outstanding equity interests of Lyneer Investments, LLC, a Delaware limited liability company (the “Company”) indicated on Schedule I attached hereto as being owned by Pledgor; and

WHEREAS, Company, each entity listed as a “Borrower” on the signature pages thereto (together with Company and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each entity listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined therein), each a “Guarantor” and collectively the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and the Agent are parties to that certain Loan Agreement, dated as of August 31, 2021 (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Loan Agreement”);

WHEREAS, pursuant to the Loan Agreement, the Lenders made certain loans to the Borrowers (each a “Loan” and collectively, the “Loans”);

WHEREAS, (i) the Company, Lyneer Management Holdings, LLC (“Lyneer Management”) and IDC Technologies, Inc., a California corporation (“IDC”) previously entered into that certain Agreement and Plan of Reorganization, dated as of May 29, 2023, as amended on June 23, 2023, as further amended on June 22, 2023, October 5, 2023, October 17, 2023, November 3, 2023 and January 16, 2024 (the “Lyneer Merger Agreement”), among Pledgor, SeqLL Merger LLC, Atlantic Acquisition Corp., Atlantic Merger LLC, the Company, Lyneer Management and IDC, pursuant to which it is contemplated that SeqLL Merger LLC (“SeqLL Merger Sub”) will merge with and into the Company (the “Lyneer Merger”), (ii) in connection with the Lyneer Merger it is contemplated that Atlantic will consummate a public offering of its Equity Interests generating gross cash proceeds of not less than $20,000,000 (the “Initial Capital Raise”), (iii) in connection with the Lyneer Merger it is contemplated that Atlantic will issue to IDC a convertible promissory note in an initial principal amount of $18,750,0000 (the “Lyneer Merger Note”) and (iv) after giving effect to the Lyneer Merger, Atlantic expects to be listed company on the Nasdaq Capital Market (the consummation of the Lyneer Merger Agreement, the Lyneer Merger, the Initial Capital Raise, the issuance of the Lyneer Merger Note and the payment of fees and expenses in connection therewith, collectively, the “Lyneer IPO Transactions”);

WHEREAS, pursuant to that certain Limited Consent and Sixth Amendment to Loan Agreement and Forbearance Agreement (the “Sixth Amendment”), dated as of January 16, 2024, the Agent and the Lenders agreed, among other things, to consent to the Lyneer IPO Transactions, subject to the satisfaction of the conditions more particulartly set forth therein, including that Pledgor execute this Agreement for the purpose of securing the Obligations (as defined below); and

WHEREAS, Pledgor will derive substantial direct and indirect benefit from the Agent and the Lenders consenting to the Lyneer IPO Transactions.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor agrees as follows:

Section 1. Obligations Secured. This Agreement is made, and the security interest created hereby is granted to Agent, for the benefit of the Secured Parties, to secure payment and performance of all of the Obligations under, and as defined in, the Loan Documents (the “Obligations”), and Pledgor hereby guarantees to Agent, for the ratable benefit of the Secured Parties, the Obligations solely by making the pledge set forth herein and solely to the extent of the Pledged Collateral. For the avoidance of doubt, Agent’s sole recourse with respect to such guaranty shall be with respect to the Pledged Collateral as set forth in this Agreement and there shall be no further recourse against Pledgor.

Section 2. Pledge. Subject to Section 1 hereof, Pledgor hereby pledges to Agent, for the benefit of itself and the other Secured Parties, and grants to Agent, for the benefit of itself and the other Secured Parties, a security interest in:

(a) the equity interests of Company held by Pledgor and identified as of the date of this Agreement on Schedule I hereto as held by Pledgor, including, subject to Section 6 hereof, Pledgor’s shareholder interest, economic interest, membership interest and/or other equity interest in the Company, Pledgor’s status as a shareholder or other equity holder in the Company, Pledgor’s right to vote, nominate directors or otherwise participate in the management of the business and affairs of the Company and any other right of Pledgor as a shareholder or other equity holder of Pledgor (the “Pledged Interests”) and the certificates, if any, representing the Pledged Interests, and all equity dividends, cash dividends, cash, instruments, chattel paper and other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests;

(b) all additional equity interests of Company at any time acquired by Pledgor in any manner, and the certificates representing such additional equity interests, shall constitute part of the Pledged Interests under this Agreement (and Pledgor shall execute and deliver to Agent a pledge supplement in the form of Exhibit A attached hereto (a “Pledge Supplement”) with respect to any such after acquired Pledged Interests), and all equity dividends, cash dividends, distributions, cash, instruments, chattel paper and other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(c) all proceeds of any of the foregoing (the assets described in this Section 2 are collectively referred to as, the “Pledged Collateral”).

Section 3. Delivery of Pledged Collateral. All certificates or instruments, if any, representing or evidencing any of the Pledged Collateral shall be delivered to and held by or on behalf of Agent, pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Agent.

Section 4. Representations and Warranties. Pledgor hereby represents and warrants to the Secured Parties that:

(a) Pledgor’s (i) legal name, (ii) state or jurisdiction of organization, and (iii) type of organization are set forth on Pledgor’s signature page.

(b) Pledgor is the legal and equitable owner of the Pledged Collateral, has the complete and unconditional authority to pledge the Pledged Collateral being pledged by it, and holds the same free and clear of all liens, charges, encumbrances and security interests of every kind and nature, other than Permitted Liens.

(c) Schedule I hereto completely and accurately sets forth as of the date of this Agreement the number of equity interests of, and options or other rights to purchase or receive the issued and outstanding equity interests of Company held by Pledgor as of the date hereof. As of the date of this Agreement, the Pledged Interests constitute the percentage of the issued and outstanding equity interests of Company set forth on Schedule I. As of the date of this Agreement, all of such Pledged Interests are owned legally and beneficially by Pledgor and have been duly authorized and validly issued and are fully paid and nonassessable. Other than as set forth on such Schedule I or as provided in or pursuant to the Organization Documents of Company as in effect on the Closing Date, Pledgor does not hold any outstanding warrants, options or subscriptions, and is not party to any other contractual arrangements, for the purchase of any other equity interests or any securities convertible into equity interests of Company, and there are no preemptive rights with respect to the equity interests of Company.

(d) No consent of any other party (including, without limitation, any creditor of Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of any of the Pledged Collateral pledged by Pledgor pursuant to this Agreement (except (w) those which have already been obtained, (x) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, (y) as may be required by the LLC Agreement and (z) in connection with the perfection of the liens granted pursuant to this Agreement).

(e) None of the Pledged Interests held by Pledgor constitutes “margin stock”, as defined in Regulation U of the Board of Governors of the Federal Reserve System.

(f) This Agreement is the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and by general principles of equity.

(g) No Pledged Interests consisting of a membership interest in Company provides by its terms that it is a “security” governed by Article 8 of the Uniform Commercial Code as in effect under the laws of any state having jurisdiction.

Section 5. Further Assurances.

(a) Pledgor will, from time to time, at Pledgor’s expense, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable, or that Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral or to carry out the provisions and purposes hereof. Without limiting the generality of the foregoing, Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby under the laws of any applicable jurisdiction; and (ii) upon Agent’s reasonable request, appear in and defend any action or proceeding that may affect Pledgor’s title to or Agent’s security interest in the Pledged Collateral.

(b) Pledgor will not change Pledgor’s legal name, identity or organizational structure, or its or jurisdiction of organization unless Pledgor has given prior written notice thereof to Agent.

(c) Pledgor will, promptly upon request, provide to Agent all information and evidence it may reasonably request concerning the Pledged Collateral to enable Agent to enforce the provisions of this Agreement.

(d) Pledgor will, promptly upon the purchase or acquisition of any additional equity interests of Company, deliver to Agent, the certificates, if any, evidencing such equity interests as required by Section 3 above, together with stock powers, duly executed in blank and undated, and a Pledge Supplement, duly executed by Pledgor. Pledgor hereby authorizes Agent to attach each Pledge Supplement to this Agreement and agrees that all shares listed on any Pledge Supplement delivered to Agent, shall for all purposes hereunder be considered Pledged Collateral.

(e) Pledgor shall not take any action to cause any membership interest or partnership interest comprising the Pledged Collateral to be or become a “security” within the meaning of, or to be governed by Article 8 of the Uniform Commercial Code as in effect under the laws of any state having jurisdiction and shall not cause or permit Company to “opt in” or to take any other action seeking to establish any membership interest or partnership interest of the Pledged Collateral as a “security” or to become certificated.

Section 6. Voting Rights; Distributions.

(a) Subject to clauses (b) and (c) below, Pledgor shall be entitled to exercise or refrain from exercising the voting rights attributable to the Pledged Collateral or any part thereof and Pledgor shall be entitled to all distributions with respect to the Pledged Collateral.

(b) Upon the occurrence and during the continuance of any Event of Default and simultaneously with receipt by Pledgor of written notice from Agent notifying Pledgor of Agent’s exercise of rights under this Section 6(b), all rights of Pledgor to exercise or refrain from exercising the voting rights attributable to the Pledged Collateral or any part thereof shall cease, and Agent shall have the right to exercise or refrain from exercising such rights. In furtherance of the foregoing, Pledgor hereby makes, constitutes and appoints Agent and its officers as the proxies and attorneys-in-fact of and for Pledgor, with full power to exercise or to refrain from exercising any and all voting rights attributable to the Pledged Collateral upon the occurrence and during the continuance of any Event of Default with delivery of written notice by Agent notifying Pledgor of Agent’s exercise of rights under this Section 6(b). The foregoing appointment and power, being coupled with an interest, are irrevocable until the Obligations have been fully and irreversibly satisfied (other than any contingent obligations not then due and owing) and the Loan Agreement has been terminated in accordance with its terms.

(c) Upon the occurrence and during the continuance of any Event of Default and simultaneously with receipt by Pledgor of written notice from Agent notifying Pledgor of Agent’s exercise of rights under this Section 6(c), all rights of Pledgor to receive and retain cash dividends and other distributions upon the Pledged Collateral pursuant to Section 6(a) above shall cease and shall thereupon be vested in Agent, and Pledgor shall promptly deliver, or shall cause to be promptly delivered, all such cash dividends and other distributions with respect to the Pledged Collateral to Agent (together with all necessary endorsements and negotiable documents or instruments so distributed) to be applied to the Obligations. Pending delivery to Agent of such property, Pledgor shall keep such property segregated from its other property and shall be deemed to hold the same in trust for the benefit of Agent and the other Secured Parties.

Section 7. Transfers and Other Liens; Additional Shares.

(a) Until the Obligations are paid in full in cash (other than any contingent obligations not then due and owing), except as otherwise described in Section 7(c) below, Pledgor agrees that it will not, without the prior written consent of Agent, sell, consensually assign or otherwise dispose of or encumber any of the Pledged Collateral.

(b) Except as otherwise described in Section 7(c) below, Pledgor agrees that it will (i) not, without the prior written consent of Agent, cause Company to issue any equity interests or other securities (including any warrants, options, subscriptions or other contractual arrangements for the purchase of equity interests or securities convertible into equity interests) in addition to or in substitution for the Pledged Interests unless (A) Pledgor provides prior written notice of such issuance to Agent, (B) such issuance is permitted by the Organization Documents of Company and the Loan Agreement, and (C) all steps necessary pursuant to Section 5 have been taken to create and perfect Agent’s security interest in such equity interests or other securities issued to Pledgor, including delivery of a Pledge Supplement, in connection with such issuance, and (ii) deliver hereunder, immediately upon its acquisition thereof, any and all writings evidencing any additional Pledged Collateral.

Section 8. Remedies Upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Agent shall have all of the rights, powers, privileges, options and remedies of a secured party under the UCC as in effect in the State of New York, and without limiting the foregoing, may (a) collect any and all amounts payable in respect of the Pledged Collateral and exercise any and all rights, powers, privileges, options and remedies of the holder and owner thereof, and (b) sell, assign, transfer and/or negotiate or otherwise dispose of the Pledged Collateral, or any part thereof, at public or private sale, for cash, upon credit or for future delivery as Agent shall deem appropriate, including without limitation, the purchase of all or any part of the Pledged Collateral at any public or private sale by Agent. Upon consummation of any sale, Agent shall have the right to assign, transfer and deliver to the Lender or Lenders thereof the Pledged Collateral so sold. Each such Lender at any such sale shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereinafter enacted. Pledgor hereby expressly waives notice to redeem and notice of the time, place and manner of such sale. Pledgor recognizes that Agent may be unable to effect a public sale of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by Governmental Authorities, and that as a consequence of such prohibitions and restrictions Agent may be compelled (i) to resort to one or more private sales to a restricted group of Lenders who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof, (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Pledged Collateral sold to any Person or group. Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to Pledgor than if such Pledged Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that Agent has no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of any Pledged Collateral to register or otherwise qualify the Pledged Collateral, even if such issuer would agree to register or otherwise qualify such Pledged Collateral for public sale under the Securities Act or applicable state law. Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Pledged Collateral shall be deemed to be dispositions in a commercially reasonable manner. Pledgor hereby acknowledges that a ready market may not exist for the Pledged Collateral if they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Collateral may be sold for an amount less than a pro rata share of the fair market value of the issuer’s assets minus its liabilities. In addition to the foregoing, upon the occurrence and during the continuance of an Event of Default, the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law (including without limitation the UCC as in effect in any applicable jurisdiction) or in equity.

Section 9. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of any Pledged Collateral received by Agent in connection with the exercise of its rights hereunder shall be applied as provided in the Loan Agreement (and any such proceeds received by Pledgor shall be delivered to Agent for application as provided herein and in the Loan Agreement).

Section 10. Reimbursement of Secured Parties. Pledgor agrees to reimburse Agent, upon demand, for all reasonable and documented out-of-pocket expenses, including without limitation all reasonable and documented out-of-pocket attorneys’ fees payable pursuant to the Loan Agreement, incurred by it in connection with protecting or perfecting Agent’s security interest in all of the Pledged Collateral or in connection with any matters contemplated by or arising out of this Agreement, in each case to the extent not paid or reimbursed by the Borrowers.

Section 11. No Waiver. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by any Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies are cumulative and are not exclusive of any other remedies provided by law or under the other Loan Documents.

Section 12. Termination of Security Interests; Release of Collateral. Upon the payment and performance in full in cash of all Obligations (other than any contingent obligations not then due and owing) and termination of the Loan Agreement the security interests shall automatically terminate and all rights to the Pledged Collateral shall automatically revert to Pledgor. Upon such termination of the security interests or release of any Pledged Collateral, Agent will, at the expense of Pledgor, promptly execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence the termination of the security interests or the release of such Pledged Collateral which has not yet theretofore been sold or otherwise applied or released, and shall promptly return to the applicable Pledgor all equity interest certificates, assignments separate from certificate and proxies relating to or evidencing any of the Pledged Collateral. Such release shall be without recourse or warranty to Agent, except as to the absence of any prior assignments by Agent of its interest in the Pledged Collateral.

Section 13. Binding Agreement. This Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and to the Secured Parties and their respective successors and permitted assigns.

Section 14. Amendments. This Agreement may not be amended or modified, except in a writing signed by Pledgor and Agent, nor may any of the Pledged Collateral be released except as expressly set forth herein or in a writing signed by the party to be charged therewith. Time is of the essence with respect to the obligations of Pledgor pursuant to this Agreement.

Section 15. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and/or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

Section 16. Miscellaneous. Section numbers and headings used herein are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement. When used herein, the singular shall include the plural, and vice versa, and the use of the masculine, feminine or neuter gender shall include all other genders, as the context may require. Facsimile or electronic transmissions of any executed original document and/or retransmission of any executed facsimile or electronic transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm such transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 17. Reinstatement. The granting of a security interest in the Pledged Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Agent or any Secured Party or is repaid by Agent or any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of Pledgor or any other Person or otherwise, all as though such payment had not been made. The provisions of this Section 17 shall survive repayment of all of the Obligations and the termination or expiration of this Agreement in any manner.

Section 18. Non-Recourse Obligation. Anything contained in this Agreement to the contrary notwithstanding, (i) the obligations of Pledgor under this Agreement are intended to be recourse only to the Pledged Collateral and Pledgor shall not have any personal liability for the Obligations and (ii) any claim based on or in respect of any liability of Pledgor hereunder shall be enforced only against the Pledged Collateral and not against any other assets, properties or funds of Pledgor. If the proceeds of sale, collection or other realization of or upon the Pledged Collateral pursuant to this Agreement are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, Pledgor shall not be liable for any such deficiency under any circumstances.

Section 19. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, email (with receipt confirmed), courier service or personal delivery:

(i)	if to Agent:

SPP Credit Advisors LLC

550 5th Avenue

12th Floor

New York, New York 10036

Attention: Todd Kumble; Ed Zhu

Telephone: (212) 455-45-00

Telecopier: (212) 455-4545

Email: tkumble@sppmezzanine.com; ezhu@sppmezzanine.com

With a copy (which shall not constitute notice) to:

McGuire Woods LLP

501 Fayetteville Street, Suite 500

Raleigh, NC 27601

Attention: Anne E. Croteau

Email: acroteau@mcguirewoods.com

(ii)	if to Pledgor:

Atlantic International Corp.

270 Sylvan Avenue, Suite 2230

Englewood Cliffs, NJ 07632

Attention: Jeffrey Jagid, CEO

Email: jjagid@atlantic-international.com

With a copy (which shall not constitute notice) to:

Davidoff Hutcher & Citron LLP

605 Third Avenue, 34th Floor

New York, NY 10158

Attention: Elliot H. Lutzker, Esq.

Email: ehl@dhclegal.com

All such notices and communications shall be deemed to have been duly given as follows: if delivered by hand, upon personal delivery; if delivered by overnight courier service, one (1) Business Day after delivery to such courier service; if delivered by mail, when deposited in the mails; if delivered by facsimile, upon sender’s receipt of confirmation of proper transmission; if sent by electronic transmission, upon confirmation of successful transmission issued by sender’s email system, provided that no subsequent delivery failure notification is issued by the sender’s email system.

Section 20. Waiver.

(a) In addition to any other waivers herein, Pledgor waives to the greatest extent it may lawfully do so, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Pledgor of its obligations under, or the enforcement by Agent of, this Agreement. Except as otherwise provided in this Agreement, Pledgor hereby waives diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in the Borrowers’ or any other Person’s financial condition or any other fact which might materially increase the risk to Pledgor) with respect to any of the Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Agreement.

(b) If Agent may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving such party a lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of Agent under this Agreement.

Section 21. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE PROVISIONS SET FORTH IN THE LOAN AGREEMENT RELATING TO SUBMISSION TO JURISDICTION, WAIVER OF JURY TRIAL AND VENUE ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Limited Guaranty and Pledge Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGOR:

ATLANTIC INTERNATIONAL CORP.,
a Delaware corporation (formerly known as SeqLL Inc.)

By:
Name:	Jeffrey Jagid
Title:	Chief Executive Officer

[Signature Page to Limited Guaranty and Pledge Agreement (Lyneer Investments)]

AGENT:

SPP CREDIT ADVISORS LLC

By: SPP Principal Investors II LLC, its Manager

By:
Name:	Charles Kumble
Title:	Treasurer

[Signature Page to Limited Guaranty and Pledge Agreement (Lyneer Investments)]

ACKNOWLEDGEMENT

The undersigned hereby acknowledges and consents to the foregoing Agreement and to the rights of the Agent set forth therein.

LYNEER INVESTMENTS, LLC,
a Delaware limited liability company

By:
Name:	Jeffrey Jagid
Title:	Manager

[Acknowledgement to Limited Guaranty and Pledge Agreement (Lyneer Investments)]

Schedule I

Pledged Collateral

Name of Pledgor	Name of Issuer of Pledged Interests	Class or Type of Pledged Interest	Percentage Interest	Certificate Numbers
Atlantic International Corp.	Lyneer Investments, LLC	Uncertificated Units	100%	N/A

Schedule I to Limited Guaranty and Pledge Agreement

EXHIBIT A

Pledge Supplement

This Pledge Supplement is dated as of ______________, 20___ and is provided in accordance with the terms of the Agreement referenced below. The undersigned directs that this Pledge Supplement be attached to the Limited Guaranty and Pledge Agreement, dated as of January [●], 2024, between ATLANTIC INTERNATIONAL CORP., a Delaware corporation (formerly known as SeqLL Inc.), and SPP CREDIT ADVISORS LLC, in its capacity as Agent thereunder (the “Agreement”; capitalized terms used and not defined herein having the meanings assigned thereto in the Agreement) and that the equity interests listed below shall be deemed to be part of the Pledged Collateral.

The undersigned hereby certifies that the representations and warranties in Section 4 of the Agreement are and continue to be true and correct, both as to the shares, instruments and any other property pledged prior to this Pledge Supplement and as to the shares, instruments and any other property pledged pursuant to this Pledge Supplement. The undersigned further agrees that this Pledge Supplement may be attached to the Agreement and that the Pledged Securities listed on this Pledge Supplement are a part of the Pledged Securities referred to in the Agreement and shall secure all Obligations referred to in the Agreement.

Name of Pledgor	Name of Issuer of Pledged Interests	Class or Type of Pledged Interest	Percentage Interest	Certificate Numbers

ATLANTIC INTERNATIONAL CORP.,
a Delaware corporation

By:
Name:
Title: